                                                                  Exhibit (k)(2)


(LOGO)   Eaton Vance Tax-Managed Premium and Dividend Income Fund
         ---------------------------------------------------------------------
         The Eaton Vance Building
         255 State Street
         Boston, MA 02109
         (617) 482-8260




                                                 November 14, 2005



PFPC Inc.
4400 Computer Drive
Westborough, MA 01581-5120
Attn: President

 Re: Eaton Vance Tax-Managed Premium and Dividend Income Fund

Dear Sirs:

Please be advised that, pursuant to Trustee action taken on November 14, 2005, your firm was appointed transfer and dividend disbursing agent for Eaton Vance Tax-Managed Premium and Dividend Income Fund. Accordingly, pursuant to Sections 10(e) and 12(a) of that certain Amended and Restated Transfer Agency and Services Agreement dated as of June 16, 2005, by and between PFPC Inc. and each of the various Eaton Vance Funds listed on Exhibit 1 thereto (the "Agreement"), you are hereby notified that Eaton Vance Tax-Managed Premium and Dividend Income Fund has been added as a party to the Agreement and that Exhibit 1 and Schedule B to the Agreement (as attached hereto) are hereby restated in their entirety.


                 Eaton Vance Tax-Managed Premium and Dividend
                 Income Fund


                 By:  /s/ Duncan W. Richardson
                      -------------------------------------
                      Duncan W. Richardson
                      President



Accepted and Acknowledged:

PFPC Inc.


By:  /s/ Michael G. McCarthy
     -------------------------------------
     Michael G. McCarthy
     Authorized Officer

                                                                       Exhibit 1


                                  LIST OF FUNDS

                           Restated November 14, 2005



Eaton Vance California Municipal Income Trust

Eaton Vance Enhanced Equity Income Fund

Eaton Vance Enhanced Equity Income Fund II

Eaton Vance Global Enhanced Equity Income Fund

Eaton Vance Floating-Rate Income Trust

Eaton Vance Florida Municipal Income Trust

Eaton Vance Insured California Municipal Bond Fund

Eaton Vance Insured California Municipal Bond Fund II

Eaton Vance Insured Florida Municipal Bond Fund

Eaton Vance Insured Massachusetts Municipal Bond Fund

Eaton Vance Insured Michigan Municipal Bond Fund

Eaton Vance Insured Municipal Bond Fund

Eaton Vance Insured Municipal Bond Fund II

Eaton Vance Insured New Jersey Municipal Bond Fund

Eaton Vance Insured New York Municipal Bond Fund

Eaton Vance Insured New York Municipal Bond Fund II

Eaton Vance Insured Ohio Municipal Bond Fund

Eaton Vance Insured Pennsylvania Municipal Bond Fund

Eaton Vance Limited Duration Income Fund

Eaton Vance Massachusetts Municipal Income Trust

Eaton Vance Michigan Municipal Income Trust

Eaton Vance Municipal Income Trust

Eaton Vance New Jersey Municipal Income Trust

Eaton Vance New York Municipal Income Trust

Eaton Vance Ohio Municipal Income Trust

Eaton Vance Pennsylvania Municipal Income Trust

Eaton Vance Senior Floating-Rate Trust

Eaton Vance Senior Income Trust

Eaton Vance Short Duration Diversified Income Fund

Eaton Vance Tax-Advantaged Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Income Fund

Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Income Fund

Eaton Vance Tax-Managed Buy-Write Opportunities Fund

Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund

Eaton Vance Credit Opportunities Fund

Eaton Vance Tax-Managed Buy-Write Research Fund

Eaton Vance Tax-Managed Premium and Dividend Income Fund

                                   SCHEDULE B

                           Restated November 14, 2005


                                  FEE SCHEDULE


1. Initial Public Offering Fees

IPO Project Administration Fee: $3,000 per Fund

IPO Project Administration Fee covers:

Issuance of up to 1,000 certificates -- Issuance of certificates in excess of 1,000 to be billed at $2.00 per certificate

Administration   coordination   with   IPO   client,   underwriter   and   legal
representatives

Attendance at closing (out of pocket expenses associated with such attendance will be billed as incurred)

Set-up, testing and implementation of electronic settlement and delivery of shares through The Depository Trust Company

2. Over-allotment Fee: $1,000 per Fund

Applies in the event that the underwriters elect to exercise an over-allotment option which requires a second closing

3. Standard Service Fee:

(a) The following standard service fees shall apply with respect to the shares offered by:

  Eaton Vance Insured Municipal Bond Fund;

  Eaton Vance Insured California Municipal Bond Fund;

  Eaton Vance Insured New York Municipal Bond Fund;

  Eaton Vance Limited Duration Income Fund;

  Eaton Vance Enhanced Equity Income Fund;

  Eaton Vance Enhanced Equity Income Fund II;

  Eaton Vance Floating-Rate Income Trust;

  Eaton Vance Senior Floating-Rate Trust;

  Eaton Vance Senior Income Trust;

  Eaton Vance Short Duration Diversified Income Fund;

  Eaton Vance Tax-Advantaged Dividend Income Fund;

  Eaton Vance Tax-Advantaged Global Dividend Income Fund;

  Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund;

  Eaton Vance Global Enhanced Equity Income Fund;

  Eaton Vance Tax-Managed Buy-Write Income Fund;

  Eaton Vance Tax-Managed Buy-Write Opportunities Fund;

  Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund;

  Eaton Vance Credit Opportunities Fund;

  Eaton Vance Tax-Managed Buy-Write Research Fund; and

  Eaton Vance Tax-Managed Premium and Dividend Income Fund.

Annual Service Fee:   $15.00 Per Account

Monthly Minimum Fee: $5,000.00

(b) The following standard service fees shall apply with respect to the shares offered by:

  Eaton Vance Municipal Income Trust;

  Eaton Vance California Municipal Income Trust;

  Eaton Vance Florida Municipal Income Trust;

  Eaton Vance Massachusetts Municipal Income Trust;

  Eaton Vance Michigan Municipal Income Trust;

  Eaton Vance New Jersey Municipal Income Trust;

  Eaton Vance New York Municipal Income Trust;

  Eaton Vance Ohio Municipal Income Trust; and

  Eaton Vance Pennsylvania Municipal Income Trust.

Each Fund shall pay 9 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

(c) The following standard service fees shall apply with respect to the shares offered by:

  Eaton Vance Insured Municipal Bond Fund II;

  Eaton Vance Insured California Municipal Bond Fund II;

  Eaton Vance Insured Florida Municipal Bond Fund;

  Eaton Vance Insured Massachusetts Municipal Bond Fund;

  Eaton Vance Insured Michigan Municipal Bond Fund;

  Eaton Vance Insured New Jersey Municipal Bond Fund;

  Eaton Vance Insured New York Municipal Bond Fund II;

  Eaton Vance Insured Ohio Municipal Bond Fund; and

  Eaton Vance Insured Pennsylvania Municipal Bond Fund.

Each Fund shall pay 7.5 basis points annually on the average daily net assets, paid monthly, in arrears, with respect to the shares offered by the Fund.

After the one year anniversary of the effective date of this Agreement, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) -- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund's monthly fees (or the Effective Date absent a prior such adjustment).